UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): September 6, 2013

TNI BioTech, Inc.
 (Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

20-1968162
(Commission File Number)	(IRS Employer Identification No.)

6701 Democracy Boulevard, Suite 300, Bethesda, Maryland 20817
(Address of principal executive offices) (Zip Code)

(888) 613-8802
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02    Unregistered Sales of Equity Securities.

Since the beginning of the third quarter on July 1, 2013 through September 6, 2013, various warrant holders purchased an aggregate total of 1,652,500 shares of TNI BioTech, Inc. (the “Company”) at an exercise price of $.50 per share. In addition, the Company sold an aggregate sum of 465,000 shares of its common stock at $1.25 and $1.00 per share pursuant to a private placement (the “Private Placement”). In total, the Company received $826,250 as consideration for the exercise of the previously-issued warrants (the “Warrants”) and $531,250 for the purchase of common stock under the Private Placement, for an aggregate sum of $1,357,500.

The issuance of the Company’s common stock in connection with the Warrants and Private Placement was completed in a private transaction by the Company not involving any public offering pursuant to Section 4(a)(2) and Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”). The shares purchased under the Warrants and Private Placement were issued bearing restrictive legend and may not be resold by the purchasers unless such shares are registered or an exemption from registration is available. The Company determined, based on representations of the investors, that the investors were “accredited investors” as defined under Rule 501(a) of the Securities Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TNI BioTech, Inc.

Date: September 12, 2013	By:	/s/ Noreen Griffin
Noreen Griffin
Chief Executive Officer